EXHIBIT 2
                                                                       ---------

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             POWERCERV CORPORATION,

                       POWERCERV TECHNOLOGIES CORPORATION

                              PCV ACQUISITION, INC

                                       AND

                             ASA INTERNATIONAL, LTD.



                           Dated as of October 1, 2002


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                                 INDEX OF EXHIBITS


Exhibit                  Description
-------                  -----------

Exhibit A                Form of Promissory Note

Exhibit B                Form of Instrument of Assumption of Liabilities

Exhibit C                Bill of Sale and General Assignment of Seller Assets

Exhibit D                Trademark Assignment

Exhibit E                Copyright Assignment

Exhibit F                Non-Competition Agreement


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                               INDEX OF SCHEDULES


Seller Schedule                         Description
---------------                         -----------


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                             ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (the or this "Agreement") is made and entered into as of October 1, 2002 by and among PCV Acquisition, Inc., a Delaware corporation ("Buyer"); PowerCerv Corporation, a Florida corporation ("PowerCerv"); PowerCerv Technologies Corporation, a Florida Corporation and wholly-owned subsidiary of PowerCerv (the "Subsidiary", and together with PowerCerv, the "Seller"); and ASA International Ltd., a Delaware Corporation and the sole Stockholder of Buyer ("ASA").

                                    RECITALS

     A. The Boards of Directors of each of Seller and Buyer believe it is in the best interests of each company and its respective stockholders that Buyer acquire certain of the assets of, and assume certain of the liabilities of, Seller (the "Acquisition").

     B. Seller is engaged in the business of designing, developing, licensing, supporting, maintaining, selling and marketing and implementing software primarily for manufacturing companies (the "Business").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I
                                 THE ACQUISITION
     1.1  Purchase of Assets.

          (a) Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase and acquire from Seller on the Closing Date (as defined in Section 1.5), all of Seller's rights, title and interest in and to all of the assets of Seller (collectively the "Seller Assets") free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort (collectively, "Liens"), (excluding Liens listed on Schedule 2.7), including without limitation, the following (provided, however, that the Seller Assets shall not include those assets set forth on Schedule 1.1(b)):

               (i) All rights, title and interest in and to (a) the software designed, developed, maintained, implemented, supported, licensed or sold by Seller (including but not limited to ERP Plus, eSeries and their respective components), including all released and unreleased source code and object code versions thereof and all related documentation and development notes (the "Software"), and (b) all other intellectual property of Seller including databases, market information, research and development, patents, patent applications, copyrights, copyright registration applications, trademarks and service marks and related applications, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes,

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know-how, research and development in progress, and any and all other intellectual property including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by Seller, or that are relevant to an understanding or to the development of the Business or to the performance by the products of the Business of their intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation enhancements, designs, technology, improvements, inventions, works of authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials of any types whatsoever, and all rights of any kind in or to any of the foregoing (collectively, with the Software, "Intellectual Property");

               (ii) All rights, title and interest in and to all end-user software licenses (any such contracts to be listed on Schedule 1.1(a)(ii) and to be referred to the "License Agreements") sold by Seller in connection with the use of the Software; provided, however, that pursuant to the Purchase Price Adjustment Notice (as defined in Section 1.3), Buyer may, in its sole discretion, reject any such License Agreements, in which event such rejected License Agreements shall constitute Excluded Assets (as defined in Section 1.1(b)).

               (iii) All rights, title and interest in and to any contracts for maintenance in connection with the Software (any such contracts to be listed on Schedule 1.1(a)(iii) and to be referred to as the "Maintenance Agreements"); provided, however, that pursuant to the Purchase Price Adjustment Notice, Buyer may, in its sole discretion, reject any such Maintenance Agreements, in which event such rejected Maintenance Agreements shall constitute Excluded Assets.

               (iv) All rights, title and interest in and to any contracts for implementation of the Software whether arising from License Agreements, statements of work, purchase orders, work or services orders or other agreements (any such contracts to be listed on Schedule 1.1(a)(iv) and to be referred to as the "Implementation Agreements"); provided, however, that pursuant to the Purchase Price Adjustment Notice, Buyer may, in its sole discretion, reject any such Implementation Agreements, in which event such rejected Maintenance Agreements shall constitute Excluded Assets.

               (v) The right, but not the obligation, to employ all employees of Seller on the Closing Date;

               (vi) All accounts receivable, notes receivable and interest receivable of Seller which are outstanding as of the Closing Date (the "Accounts Receivable"), which Accounts Receivable shall be listed, together with the allowance for bad debt which is allocated to each such Account Receivable, on a schedule to be delivered by Seller to Buyer and agreed to by Buyer prior to the Closing (the "Receivables Schedule"); provided, however, that pursuant to the Purchase Price Adjustment Notice, Buyer may, in its sole discretion, reject any such Accounts Receivable which Buyer, in its sole discretion, believes may not be collectible in full on a timely basis, in which event such rejected Accounts Receivable (including the amount of any allowance for bad debt which has been allocated to such Accounts Receivable as set forth on the Receivables Schedule) shall constitute Excluded Assets.

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               (vii) All prepaid expenses of Seller as of the Closing Date (the
"Prepaid Expenses"); provided, however, that pursuant to the Purchase Price Adjustment Notice, Buyer may, in its sole discretion, reject any such Prepaid Expenses which Buyer, in its sole discretion, believes may not have tangible future benefits to Buyer, in which event such rejected Prepaid Expenses shall constitute Excluded Assets.

               (viii) All other current assets of Seller as of the Closing Date;

               (ix) All computers, computer equipment and related software owned by Seller or used in conjunction with all aspects of the Seller's business;

               (x) All inventory of Seller as of the Closing Date (the "Inventory"); provided, however, that pursuant to the Purchase Price Adjustment Notice, Buyer may, in its sole discretion, reject any such Inventory which Buyer, in its sole discretion, believes may not be salable in the ordinary course of business, in which event such rejected Inventory shall constitute Excluded Assets.

               (xi) All rights, title and interest in the promissory note in the original principal amount of $100,000 due to PowerCerv (the "Stockholder Note") from K.C. Craichy (the "Stockholder"); and

               (xii) All other property, plant, equipment, leasehold improvements and other assets owned by Seller or used in connection with the Business.

          (b) Assets Not Acquired. Seller shall retain all assets set forth on
Schedule 1.1(b), (collectively, the "Excluded Assets") including but not limited to (i) all cash and cash equivalents as of the Closing Date (collectively, the "Cash Equivalents") and (ii) all assets rejected by Buyer pursuant to Section 1.1(a).

          (c) Assumption of Liabilities. Buyer shall not assume any liabilities or obligations of Seller except for those liabilities and obligations which Buyer expressly assumes pursuant to this Section 1.1(c). Without limiting the foregoing, it is expressly agreed that Buyer shall not assume any liabilities for payroll, bonus, severance, change of control, accrued vacation, 401K, other benefits or related obligations accrued prior to the Closing Date, or taxes thereon, or for employment, income, sales, property or other taxes incurred or accrued by Seller (collectively, "Excluded Liabilities"). Seller will indemnify and hold Buyer harmless from and against any and all losses, costs, expenses, claims, liabilities, deficiencies, judgments and damages incurred or suffered by Buyer or any of its affiliates related to or arising out of any liabilities or obligations of Seller, except for those liabilities or obligations expressly assumed by Buyer in this Section 1.1(c). At the Closing, Buyer shall assume the following obligations and liabilities of Seller (collectively, the "Assumed Liabilities"):

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               (i) All of Seller's implementation and software development obligations, whether arising from License Agreements, Maintenance Agreements, Implementation Agreements, statements of work, purchase orders, work or services orders or other agreements, that are transferred to Buyer ("Implementation Obligations") as of the Closing Date, provided that Seller identifies on
Schedule 1.1(c)(i) (which schedule shall be updated by Seller prior to the Closing for any Implementation Obligations entered into after the date of this Agreement) each such Implementation Obligation to Buyer and provides to Buyer on
Schedule 1.1(c)(i) the following information for each such Implementation
Obligation:

                    (1)  Customer name;

                    (2) Commencement date and estimated completion dates of implementation project;

                    (3) Method of fee calculation (time and materials or fixed price) and the agreed upon billing rates involved, where applicable;

                    (4) Amount, if any, of deposits received from customer in advance of work performed;

                    (5) Nature of any custom software development involved with the implementation, excluding normal configuration and integration to back-end accounting systems; and

                    (6) Material problems, if any, in connection with the implementation;

               (ii) All of Seller's maintenance, support and warranty obligations, whether arising from License Agreements, Maintenance Agreements, Implementation Agreements, statements of work, purchase orders, work or service orders or other agreements, that are transferred to Buyer ("Maintenance Obligations") as of the Closing Date, provided that Seller identifies each such Maintenance Obligation to Buyer on Schedule 1.1(c)(ii) (which schedule shall be updated by Seller prior to the Closing for any Maintenance Obligations entered into after the date of this Agreement) and provides to Buyer on Schedule 1.1(c)(ii) the following information for each such Maintenance Obligation:

                    (1)  Customer name;

                    (2)  Maintenance period and related maintenance fee; and

                    (3) Any Maintenance Obligations assumed by Buyer that are out of the ordinary course of business; and

               (iii) The following liabilities of Seller solely to the extent they are set forth with supporting detail on Schedule 1.1(c)(iii):

                    (1) Accounts payable and accrued expenses incurred in the normal course of business (excluding Excluded Liabilities);

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                    (2)  Deferred revenue; and

                    (3)  The Assigned Contracts set forth on Schedule 2.11.

          (d) Limitation on Assumed Liabilities. Notwithstanding anything to the contrary set forth herein:

               (i) In no event shall Buyer assume any liabilities associated with any Excluded Assets, including but not limited to Excluded Assets which are rejected by Buyer pursuant to Section 1.1 hereof; and

               (ii) In no event shall the value of the Assumed Liabilities cause a deficit in the value of the Net Tangible Assets (as defined in Section 1.3). To the extent that the Assumed Liabilities would cause a deficit in Net Tangible Assets, then the Buyer shall be entitled, in the Purchase Price Adjustment Notice, (x) to the extent of the first $90,000 of such deficit, to reduce the amount of the Note in an amount equal to the amount of the deficit; and (y) to the extent such deficit exceeds $90,000, to reject any liabilities equal to the amount of such excess, which liabilities would otherwise constitute Assumed Liabilities, and such rejected liabilities shall be paid in full by Seller when due. Any liabilities so rejected shall be deemed not to have been assigned to or assumed by Buyer; provided, however, that if necessary or appropriate, Buyer shall assign or re-convey such liabilities to Seller, which shall cooperate with and accept such assignment or reconveyance.

          (e) Risk of Loss. In the event any of the Seller Assets are unavailable for delivery to Buyer on the Closing Date as a result of risks for which such Seller Assets were insured by Seller, Buyer may at its option elect
(i) to require Seller to deliver to Buyer assignments of such Seller's rights under its insurance policies, if any, applicable to such Seller Assets and to close on that basis, or (ii) to not close due to the failure of a condition to closing if the amount of the loss reasonably can be expected to be in excess of $50,000, unless such loss is covered by Seller's insurance policies and Seller has used the proceeds of any insurance proceeds to repair or replace such Assets to Buyer's satisfaction. Seller hereby agrees to make an assignment of its rights under its insurance policies if Buyer so elects and if Seller can do so without violating the terms and conditions of such insurance policies.

     1.2 Purchase Price for Assets. As consideration (the "Purchase Price") for the sale of the Seller Assets to Buyer, in addition to the assumption of the Assumed Liabilities provided by Section 1.1(c):

          (a) at the Closing, on the terms and subject to the conditions set forth in this Agreement, Buyer shall pay to PowerCerv, by wire transfer of same day funds, an amount equal to $500,000; and

          (b) at the Closing, Buyer shall deliver to PowerCerv a promissory note in substantially the form of Exhibit A hereto in the principal amount of $90,000 and due on the date which is six months after the Closing date (the "Note").

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     1.3  Adjustment to Purchase Price. The Purchase Price will be increased or decreased, as the case may be, dollar for dollar, to the extent that the value of the Net Tangible Assets of Seller as reflected on the Closing Balance Sheet is greater or less than zero (the "Purchase Price Adjustment"). The Closing Balance Sheet shall be a balance sheet of the Seller comprised of the Acquired Assets and Assumed Liabilities (provided, however, that no value shall be assigned to the Intellectual Property included in the Acquired Assets or the deferred revenue included in the Assumed Liabilities) as of the Closing Date, prepared by the Buyer, in the form and incorporating the adjustments set forth on Schedule 1.3 hereto. The Buyer shall send a copy of the Closing Balance Sheet to the Seller within forty-five (45) days following the Closing Date, (the date of such notice being sometimes referred to herein as the "Purchase Price Adjustment Date") together with a notice setting forth (a) the amount of the adjustment in the Purchase Price and (b) a list of any assets and liabilities rejected by Buyer pursuant to Section 1.1 hereof (the "Purchase Price Adjustment Notice"). In the event that the Purchase Price Adjustment Notice sets forth an increase in the Purchase Price, the Buyer shall pay such amount to the Seller within fifteen (15) days of the Purchase Price Adjustment Date. In the event that the Purchase Price Adjustment Notice sets forth a decrease in the Purchase Price, the amount of such decrease shall be set-off against the amounts due under the Note, subject to Seller's right to dispute the Purchase Price Adjustment pursuant to Section 7.2 hereof.

     1.4 Sales Taxes. Seller shall bear and pay, and, to the extent that Buyer incurs any, shall reimburse Buyer for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses ("Sales Taxes") that may become payable in connection with the sale of the Seller Assets to Buyer. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such Sales Taxes.

     1.5 Allocation. Prior to the Closing, Buyer and PowerCerv shall mutually agree on the manner in which the Purchase Price is to be allocated among the Seller Assets (the "Allocation"), which Allocation shall be set forth in
Schedule 1.5 as of the Closing Date, subject to adjustment by the parties to reflect Purchase Price Adjustment. The Allocation shall be conclusive and binding upon Buyer and Seller for all purposes, and the parties agree that all tax returns and reports (including Internal Revenue Service ("IRS") Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise file a tax return position inconsistent with) the Allocation unless required by the IRS or state taxing authority. The Allocation shall be prepared in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the income tax regulations promulgated thereunder.

     1.6  Closing.

          (a) Closing. Unless this Agreement is earlier terminated pursuant to
Section 8.1, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Epstein Becker & Green, P.C., 111 Huntington Avenue, Boston, MA 02199 at 10:00 a.m. on December 1, 2002 or such other time and/or date as to which the parties agree (the "Closing Date").

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          (b) Delivery. At the Closing:

               (i) Buyer shall deliver to PowerCerv the Note in substantially the form of Exhibit A hereto;

               (ii) Buyer shall deliver to Seller an Instrument of Assignment and Assumption of Liabilities in substantially the form of Exhibit B hereto by which Seller shall assign the Seller Assets to Buyer and Buyer shall assume the Assumed Liabilities as of the Closing;

               (iii) Seller shall deliver to Buyer all bills of sale, endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as Buyer may reasonably request to sell, convey, assign, transfer and deliver to Buyer good title to all the Seller Assets free and clear of any and all Liens (other than Liens set forth on Schedule 2.7), including, without limitation, a Bill of Sale and General Assignment of Seller Assets in substantially the form attached hereto as Exhibit C;

               (iv) Seller shall deliver to Buyer a Trademark Assignment in substantially the form attached hereto as Exhibit D;

               (v) Seller shall deliver to Buyer a Copyright Assignment in substantially the form attached hereto as Exhibit E; and

               (vi) Seller and Buyer shall deliver or cause to be delivered to one another such other instruments and documents reasonably necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

          (c) Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to all Seller Assets, the officers and directors of Seller are fully authorized in the name Seller or otherwise to take, and will take, all such lawful and necessary and/or desirable action.


     1.7 Non-Assignment or Subcontracting of Certain Assets. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment or subcontracting hereunder of any of the Assets shall require the consent of any other party (or in the event that any of the same shall be nonassignable or unable to be subcontracted), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or subcontract or an agreement to assign or subcontract if such assignment or subcontract or attempted assignment or subcontract would constitute a breach thereof or result in the loss or diminution thereof, provided, however, that in each such case, Seller and Buyer shall each use its reasonable commercial efforts to obtain the consent of such other party to an assignment to Buyer. If such consent is not obtained by the Closing Date, Seller shall cooperate with Buyer in any arrangement designed for Buyer to perform Seller's obligations with respect to such Asset after the Closing Date and for Buyer to receive the benefits under any such Asset after the Closing Date, which arrangements may include enforcement, for the account and benefit of Buyer of any and all rights of Seller against any person or entity arising out of the breach or cancellation by such person or entity or otherwise, all of such actions of Seller to be at the direction and expense of Buyer.

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                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth on a schedule to this Agreement, Seller represents and warrants to Buyer and ASA that as of the date hereof:

     2.1  Organization of Seller.

          (a) Each of PowerCerv and Subsidiary is a corporation duly incorporated and validly existing under the laws of the State of Florida and has full corporate power and authority to carry on the Business as it is now being conducted and to own the Seller Assets. Each of PowerCerv and Subsidiary is duly qualified or licensed to do business as a foreign corporation in good standing in each state except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the financial condition, result of operation, assets, liabilities, business or prospects of the Seller (a "Seller Material Adverse Effect").

          (b) The authorized capital stock of PowerCerv consists of (i) Fifty Million (50,000,000) Shares of common stock, $0.001 par value per share (the "Common Shares"), of which 1,312,315 are issued and outstanding, and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Shares"), of which 1,022,222 are issued and outstanding. All of the outstanding Common Shares and Preferred Shares (collectively, the "Shares") have been duly authorized and are validly issued, fully paid and nonassessable, and are not subject to any rights of first refusal upon sale or transfer. The Company has no Preferred Shares reserved for issuance. As of the date hereof, other than the 519,444 Common Shares reserved for issuance upon exercise of outstanding options and stock option plans and the 1,022,222 Common Shares reserved for issuance upon conversion of the outstanding Preferred Shares, there are no Common Shares reserved for issuance or any commitments for PowerCerv to issue Shares. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements or commitments to issue or sell any shares of capital stock or other securities of PowerCerv or the Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire from PowerCerv or the Subsidiary, any shares of capital stock or other securities of PowerCerv or the Subsidiary, and no securities or obligations evidencing such rights are authorized, issued, or outstanding. PowerCerv does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of PowerCerv on any matter. The Common Shares constitute the only class of securities of PowerCerv or the Subsidiary registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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          (c) All of the issued and outstanding shares of capital stock of
Subsidiary are owned by PowerCerv and are fully paid, nonassessable and, except as set forth on Schedule 2.1, are not subject to any Lien. Except as set forth on Schedule 2.1, there are no other shares of capital stock authorized, issued or outstanding, nor are there any options, or other rights to acquire any capital stock of Seller outstanding.

          (d) Except for PowerCerv's ownership interest in Subsidiary, Seller does not own, directly or indirectly, any ownership interest in or control any corporation, partnership, joint venture or other entity.

     2.2 Due Authorization. Each of PowerCerv and Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement, and each document, instrument or agreement contemplated hereby, including but not limited to the documents delivered at Closing, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each document, instrument or agreement executed pursuant to this Agreement by each of PowerCerv and Subsidiary and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action subject only to the approval of this Agreement by shareholders of PowerCerv at the Shareholders Meeting.

     2.3 Due Execution and Enforceability. This Agreement, and each document, instrument or agreement executed pursuant to this Agreement by PowerCerv or Subsidiary, including but not limited to the documents delivered at Closing, have been or will be duly executed and delivered by each of PowerCerv and Subsidiary, and assuming due authorization, execution and delivery by Buyer, if required, this Agreement and each document, instrument or agreement executed pursuant to this Agreement by each of PowerCerv and Subsidiary, including but not limited to the documents delivered at Closing, constitute the legal, valid and binding obligations of each of PowerCerv and Subsidiary, enforceable against each of PowerCerv and Subsidiary in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or equity).

     2.4 No Conflict. The execution and delivery of this Agreement, and each document, instrument or agreement executed pursuant to this Agreement, including but not limited to the documents delivered at Closing, and the performance of Seller's obligations hereunder and thereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of (A) the articles of incorporation or bylaws of each of PowerCerv or Subsidiary or (B) except where the violation, breach, conflict or default would not reasonably be expected to have a Seller Material Adverse Effect, any contract, agreement or commitment binding upon each of PowerCerv or Subsidiary or any of the Seller Assets,; and (ii) except for (x) obtaining the required shareholder vote at the Shareholder Meeting (as defined in Section 5.16), (y) the filing of a proxy statement, and (z) obtaining all required consents, approvals, orders, and authorization as may be required under applicable federal and state law (clauses (x) through (z), collectively, the "Required Filings"),will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Seller or any of the Seller Assets.

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     2.5  Consents and Approvals of Governmental Authorities. Except for the
Required Filings, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and each document, instrument and agreement executed pursuant to this Agreement.

     2.6  PowerCerv Financial Statements and Reports.

          (a) The PowerCerv annual report on Form 10-KSB for the year ended December 31, 2001 (the "PowerCerv 10-K") sets forth PowerCerv's consolidated balance sheets and income statements as of and for the years ended December 31, 2000 and 2001, and Seller's June 30, 2002 balance sheet and income statement (the "Seller Financials"). The Seller Financials have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (subject to, in the case of the June 30, 2002 balance sheet and income statement, normal, recurring year-end adjustments consistent with prior periods). The Seller Financials present fairly in all material respects the operating results of the Business during the periods indicated therein. June 30, 2002 is referred to herein as the "Balance Sheet Date."

          (b) All accounts receivable of Seller have arisen from bona fide transactions by Seller in the ordinary course of its business. All accounts and notes receivable reflected on the Seller Financials are (i) valid, genuine and existing, (ii) subject to no defenses, setoffs or counterclaims, (iii) except as set forth on Schedule 2.6(b)(iii), current (not more than ninety (90) days past due) and (iv) collectible in the ordinary course of business net of any reserves set forth in the Seller Financials. Seller has no knowledge that any customer of Seller with an account balance is involved in voluntary or involuntary bankruptcy proceedings or is otherwise insolvent or has notified Seller that such customer will not pay its account.

          (c) PowerCerv has made available to the Buyer each registration statement, report, proxy statement or information statement filed with the Securities and Exchange Commission (the "SEC") by it since December 31, 2001, (the "Audit Date") including the PowerCerv 10-K in the form (including exhibits, annexes, and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "PowerCerv Reports"). As of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the PowerCerv Reports complied, and any PowerCerv Reports filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Exchange Act and the PowerCerv reports did not, and any PowerCerv reports filed with the SEC after the date hereof will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed PowerCerv Report; provided however, that PowerCerv's report on Form 10-QSB for the quarter ended June 30, 2002 has not been timely filed. PowerCerv has heretofore made available or promptly will make available to the Buyer a complete and correct

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copy of all amendments or modifications (in draft or final form) which are required to be filed with the SEC but have not yet been filed with the SEC to the PowerCerv Reports, agreements, documents or other instruments which previously had been filed by PowerCerv with the SEC pursuant to the Exchange Act.

     2.7  Ownership and Transfer of Assets.

          (a) Ownership. Except as set forth on Schedule 2.7(a), Seller owns all rights, title and interest in and to the Seller Assets free and clear of any Liens, and has the rights to sell, assign, transfer, license and deliver, as applicable, such Seller Assets as contemplated herein.

          (b) Real Property. Schedule 2.7(b) sets forth a list of all real property currently leased by the Seller, the name of the lessor, and the date and term of the lease and each amendment thereto. The Seller does not own any real property. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both would constitute an event of a default) that would give rise to a material claim. To the knowledge of the Seller, neither its operations on any such real property, nor such real property, including improvements thereon, violate in any material respect any applicable building code, zoning requirement, or classification, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

          (c) Effective Transfer. By means of this Agreement, together with the documents, instruments and agreements contemplated hereby, Seller will transfer to Buyer good and marketable title to all Seller Assets, free and clear of all Liens other than Liens set forth on Schedule 2.7. The Seller Assets sold to Buyer pursuant to this Agreement and the documents, instruments and agreements contemplated hereby and thereby, will transfer all necessary assets and intellectual property rights required by Buyer to conduct the Business.

     2.8 Restrictions on Business Activities. Except as set forth on Schedules 2.10(a) and 2.10(b), there is no agreement, commitment, judgment, injunction, order or decree binding upon Seller, the Seller Assets or, to the best knowledge of Seller, any employee of Seller, which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any use by Buyer of the Seller Assets or Buyer's conduct of the Business following the Closing in the manner generally used and conducted prior to the Closing Date.

     2.9 Capital Equipment and Hard Assets. To Seller's knowledge, all tangible assets and equipment of Seller other than those listed on Schedule 1.1(b) are in good condition and repair, reasonable wear and tear excepted, and are adequate for the uses to which they are being put or would be put in the ordinary course of business consistent with Seller's prior conduct of the Business and will be transferred to Buyer without any Liens, other than the Liens set forth on
Schedule 2.7.

     2.10  Intellectual Property.

          (a) Except as set forth in Schedule 2.7(a): Seller owns all rights, title and interest in and to the Intellectual Property, and the conduct of the activities of the Business currently and in the past does not conflict with and has not conflicted with Intellectual Property rights of others. All Intellectual Property used or held for use in the conduct of the activities of the Business owned by Seller is so owned free and clear of all Liens (other than as set forth on Schedule 2.7)and no other person, including without limitation any present or former employee, officer or director of Seller, has any right whatsoever therein. Neither Seller, nor to Seller's knowledge, any present or former employee thereof, has violated or, by conducting the activities of the Business in the ordinary course consistent with past practice would violate, any intellectual property rights whatsoever of any other person or entity. Seller does not have any obligation to compensate any person or entity for the use of any Intellectual Property relating to the Seller Assets. Except for License Agreements granted in the ordinary course of business, Seller has not granted to any person or entity any license, option or other rights to use in any manner any Intellectual Property whether requiring the payment of royalties or not.

          (b) Except as set forth on Schedule 2.10(b): Seller owns all right, title and interest in and to the Software. No person or entity other than Seller owns any right, title or interest in the Software including, without limitation, any right to manufacture, use, copy, distribute or sublicense any object code or source code thereof. The Software is (i) not subject to any Liens (other than as set forth on Schedule 2.7) (ii) not subject to any pending or, to Seller's best knowledge, threatened challenge of infringement of the rights of others, nor to the best knowledge of Seller is there any basis for a challenge of infringement of any such rights of others, and (iii) freely transferable and assignable to Buyer.

     2.11 Contracts. Schedule 2.11 accurately lists all of the contracts to be assigned to Buyer in connection with the Acquisition (the "Assigned Contracts"). Each of the Assigned Contracts is a legal, binding and enforceable obligation by or against Seller, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Except as set forth in Schedule 2.11, Seller has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement required to be set forth in Schedule 2.11, except for breaches, violations, or defaults which would not reasonably be expected to have a Seller Material Adverse Effect. Except as set forth in Schedule 2.11, each Assigned Contract is in full force and effect and is not subject to any default thereunder of which Seller has knowledge by any party obligated to Seller pursuant thereto. Except as set forth in Schedule 2.11, Seller has obtained all necessary consents, waivers and approvals of parties to any Assigned Contract as are required to assign all rights and benefits thereunder to Buyer as of the Closing.

     2.12 Governmental Authorization. Schedule 2.12 accurately lists each material consent, license, permit, grant or other authorization issued to Seller by each court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity")
(a) pursuant to which Seller currently operates or holds any interest in any of the Seller Assets or (b) which is required for the operation of the activities of the Business or the holding of any such interest (herein collectively called "Authorizations"), which Authorizations are in full force and effect and constitute all Authorizations required to permit Seller to operate or conduct the activities of the Business or hold any interest in the Seller Assets. No Governmental Entity has at any time notified Seller of any challenge or question regarding the legal right of Seller to manufacture, offer or sell any of the products of the Business, including the Seller Assets, in the present manner or style thereof.

     2.13 Compliance with Applicable Laws. Seller has complied with all laws, regulations, rules and orders (including those relating to environmental matters) of each Governmental Entity applicable to it. Seller has not received any written notice of any asserted violation of any such laws, regulations, rules or orders. Seller has not received any written notice that any investigation or review by any Governmental Entity of Seller or that any such investigation or review is contemplated.

     2.14  Taxes.

          (a) Except as set forth in Schedule 2.14, Seller has (i) timely filed within the time the period for filing or any extension granted with respect thereto, all federal, state, local and foreign tax returns, reports and estimates ("Returns") which it is required to file, and (ii) paid any and all taxes ("Taxes") it is required to pay in connection with the taxable periods to which such Returns relate. Except as set forth in Schedule 2.7(a), there are (and immediately following the Closing there will be) no Liens or similar encumbrances on the Seller Assets relating or pertaining to taxes, except with respect to taxes not yet due and payable. Seller has no knowledge of any basis for the assertion of any material claims which, if adversely determined, would result in a Lien or other encumbrance on the Seller Assets or otherwise materially and adversely affect Buyer or the Seller Assets. Except as set forth in Schedule 2.14, no extension of any filing date applicable to any taxes has been requested or granted. All deposits required by law to be made by Seller with respect to employees' withholding taxes that have been duly made. Except as set forth in Schedule 2.14, Seller is not delinquent in the payment of any material Tax, assessment or governmental charge or deposit, and Seller does not have any Tax deficiency or claim currently pending, outstanding or asserted against it, and there is no basis for any such Tax deficiency or claim. There is no audit currently pending regarding any Taxes and Seller has not extended the period in which any Tax could be assessed or collected. The unpaid Taxes of Seller do not exceed the reserve for Taxes established on the books and records of the Seller. No Governmental entity (a "Taxing Authority") responsible for the imposition of any Tax (domestic or foreign), has asserted jurisdiction to impose any Taxes upon Seller.

          (b) For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts. sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, Governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     2.15 Brokers' or Finders' Fees. Except as disclosed in Schedule 2.15, Seller is not a party to, or in any way obligated under, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement, the nonpayment of which could result in the placement of a lien or other encumbrance on the Seller Assets, or a claim against Buyer or its affiliates.

     2.16 Material Adverse Change. Between the Balance Sheet Date and the date hereof, (a) there has not been any change in or effect (or any development that is reasonably likely to result in any change or effect) that has resulted in or could reasonably be expected to result in a Seller Material Adverse Effect and
(b) Seller has not taken, and there has not occurred, any actions of a type referred to in Section 4.1; provided, however, that none of the following shall be deemed to constitute and none of the following shall be taken into account in determining whether there has been or will be a Seller Material Adverse Effect:
(A) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any shareholder litigation filed or made after the date hereof resulting from this Agreement of the transactions contemplated herein; or (B) the increase or decrease in the Seller's stock price or trading volume; or (C) a decrease in the Seller's revenues unless such revenues are less than $1.1 million for the six (6) months ended July 31, 2002.

     2.17 Litigation. Except as set forth in Schedule 2.17, there is no suit, action or proceeding pending in connection with Seller or the Business or the Seller Assets, in which Seller has been served, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Seller or the Seller Assets that would have, individually or in the aggregate, a Material Adverse Effect. Seller has not received any written communication threatening litigation.

     2.18 Knowledge. Wherever used in this Agreement, the term "to the best of Seller's knowledge" or any similar terms shall mean those matters of which the Seller has actual knowledge and of which the Seller should have had knowledge after reasonable inquiry.

     2.19  Products.

          (a) There are no known defects in the design or technology embodied in any product which Seller currently markets, or has marketed in the past that impair or are likely to impair the intended use of the product or damage any consumer of the product or third party (their business, assets or property), except that warranty claims may arise in the normal course of business, for products shipped prior to the Closing, in an aggregate amount of no more than the warranty reserves established on the most recent balance sheet of Seller.

          (b) None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by the Seller in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (i) date related data from, into and between the twentieth (20th) and Twenty-First (21st) centuries or (ii) date-released data in connection with any valid date in the Twentieth (20th) and Twenty-First
(21st) centuries.

          (c) None of the products and services sold, licensed, rendered, or otherwise provided by the Seller in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing, or receiving, (i) date related date from, into and between the twentieth (20th) and Twenty-First (21st) centuries or (ii) date-released data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries.

          (d) The Seller has not made any representations or warranties any representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered, or otherwise provided by the Company in the conduct of its business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries and (ii) date-related data in connection with any valid date in the Twenty
(20th) and Twenty-First (21st) centuries.

     2.20 Undisclosed Liabilities. Except as set forth in Schedule 2.20, there are no debts, liabilities or obligations with respect to Seller or to which the Seller Assets are subject, liquidated, unliquidated, accrued, absolute, contingent, or otherwise, that are not specifically identified in the Seller Financials or the Schedules to this Agreement, other than for trade accounts payable incurred in the ordinary course of business from the Balance Sheet Date to the Closing Date.

     2.21 Inventory. All inventory of Seller consists of items that are or upon delivery to Buyer will be good and merchantable and of a quality and quantity presently usable and saleable in the ordinary course of business. All such inventory is and will be valued in accordance with generally accepted accounting principles consistently applied as set forth in the Seller Financials.

     2.22 Product Warranties and Product Liability. Seller has delivered to Purchaser copies of its warranty policies and all outstanding warranties or guarantees relating to any of Seller's products other than warranties or guarantees implied by law. Seller is not aware of any claim asserting (a) any damage, loss or injury caused by any Product, or (b) any breach of any express or implied product warranty or any other similar claim with respect to any Product other than standard warranty obligations (to replace, repair or refund) made by Seller in the ordinary course of business except for those claims that, if adversely determined against the Business, would not have a Seller Material Adverse Effect.

     2.23 Labor Relations. Except as set forth on Schedule 2.23: Seller has not failed to comply in any material respect with any applicable federal, state, and local laws, rules, and regulations relating to employment or employment termination, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees, which could reasonably be expected to have a Seller Material Adverse Effect. There are no labor controversies pending or, to the knowledge of the Seller, threatened between Seller and any of its employees or former employees or any labor union or other collective bargaining unit representing any of the employees. Seller has never entered into a collective bargaining agreement or other labor union contract relating to the Business and applicable to the employees. There are no written employment or separation agreements, or oral employment or separation agreements other than those establishing an "at-will" employment relationship between Seller and any of its employees. Seller does not maintain any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     2.24 Certain Payments. Seller has not and no person directly or indirectly on behalf of Seller has made or received any payment that was not legal to make or receive.

     2.25 Customers and Suppliers. Seller is neither aware nor has any reason to believe that any of Seller's ten largest customers and ten largest suppliers during the twelve months ended December 31, 2001 determined on the basis of both revenues and bookings during such period) has terminated, or intends to materially reduce or terminate, the amount of its business with Seller, and Seller has no reason to believe that such termination or alteration would occur as a result of the consummation of this Agreement.

     2.26 Approval and Recommendation. The Board of Directors of PowerCerv, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of PowerCerv its shareholders (ii) approved this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend that the shareholders of PowerCerv approve and adopt this Agreement. The Board of Directors of PowerCerv has reviewed the opinion of Capitalink, L.C., financial advisor to the Board of Directors of PowerCerv (the "Financial Advisor"), that, as of the date of this Agreement, the consideration to be received pursuant to this Agreement is fair to the shareholders of PowerCerv from a financial point of view (the "Fairness Opinion"). The Company has been authorized by the Financial Advisor to permit, subject to the prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Fairness Opinion (or a reference thereto) in the Proxy Statement (as defined below).

     2.27  Environmental Matters.

          (i) The term "Environmental Laws" means any Federal, state, local or foreign statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (A) Releases (as defined in 42 U.S.C. (S) 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (B) the generation, treatment, storage, presence, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (C) natural resources, or (D) the environment. The term "Hazardous Material" means (1) hazardous substances (as defined in 42 U.S.C. (S) 9601(14)), (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, and (6) radioactive materials.

          (ii) During the period of ownership or operation by the Seller of any of its current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Seller in, on, under or affecting such properties or any surrounding site, and the Seller has not disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release, except in each case for those which individually or in the aggregate would not have a Seller Material Adverse Effect. Except as set forth on Schedule 2.27, to the knowledge of the executive officers of the Seller, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site by any other party except for those which individually on in the aggregate would not have a Seller Material Adverse Effect. To the knowledge of the executive officers of the Seller no third party property is contaminated with any Hazardous Substances that may subject the Seller to liability under any Environmental Laws. The Seller has not received any written notice of, or entered into any order, settlement or decree relating to: (A) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any governmental entity or any third party in connection with any alleged violation of Environmental Laws, (B) the response to or remediation of Hazardous Material at or arising from any of the Seller's properties. The properties currently owned or operated by the Seller possess all material permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the conduct of business thereat, and are in compliance with all Environmental Laws, except where instances of noncompliance would not, individually or in the aggregate, be reasonable likely to have a Material Adverse Effect.


          (iii) To the knowledge of the Seller there are no circumstances or conditions involving the Seller or its employees that could reasonably be expected to result in any material claims, liability or investigations under any Environmental Law or relating to Hazardous Substances arising out of the ownership, operation, management of all or any portion of a facility, or out of the arrangement for the treatment, transportation, or disposal of, or ownership or possession or choice of the treatment, storage or disposal facility for, any material with respect and to the extent to the Seller provided services before the Closing.


                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF BUYER AND ASA

Buyer and ASA, jointly and severally, represent and warrant to Seller as follows:

     3.1 Organization, Standing and Power. Each of Buyer and ASA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and ASA has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its ability to consummate the transactions contemplated hereby.

     3.2 Authority. Each of Buyer and ASA has all requisite corporate power and authority to execute and deliver this Agreement, and each document, instrument or agreement contemplated hereby, including, but not limited to the documents delivered at Closing, and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, and each document, instrument or agreement executed pursuant to this Agreement by Buyer and ASA and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and ASA.

     3.3 Due Execution and Enforceability. This Agreement, and each document, instrument or agreement executed pursuant to this Agreement by Buyer and ASA, including but not limited to the documents delivered at Closing, have been duly executed and delivered by Buyer and ASA, and assuming due authorization, execution and delivery by each of PowerCerv and Subsidiary, if required, this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Buyer and ASA, including but not limited to the documents delivered at Closing, constitute the legal, valid and binding obligations of Buyer and ASA, enforceable against Buyer and ASA in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or equity).

     3.4 No Conflict. The execution and delivery of this Agreement, and each document, instrument or agreement executed pursuant to this Agreement, including but not limited to the documents delivered at Closing, and the performance of Buyer's and ASA's obligations hereunder and thereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the certificate of incorporation or bylaws of Buyer or ASA or any contract, agreement or commitment binding upon Buyer or ASA, or (ii) will not conflict with or violate any applicable law, rule, regulation, order or degree of any government, governmental instrumentality or court having jurisdiction over Buyer or ASA.

     3.5 Consents and Approvals of Government Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Buyer or ASA in connection with the execution, delivery and performance of this Agreement and each document, instrument and agreement executed pursuant to this Agreement.

     3.6 Financing. ASA has funds in the aggregate sufficient to perform its obligations under this Agreement.

                                   ARTICLE IV

                        CONDUCT PRIOR TO THE CLOSING DATE

     4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Seller agrees that it will (except to the extent that Buyer shall otherwise consent in writing with such consent not being unreasonably withheld or delayed) carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted since January 1, 2002, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact Seller's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Seller Assets, including without limitation, goodwill of the Business at the Closing Date. Seller shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business, and any event which could have a Material Adverse Effect. Except as expressly contemplated by this Agreement, without the prior written consent of Buyer, which consent shall and be unreasonably withheld or delayed, Seller shall not, except in the ordinary course of business consistent with past practice since January 1, 2002, until the earlier of the termination of this Agreement or the Closing Date, do any of the following:

          (a) Enter into any commitment or transaction not in the ordinary course of business;

          (b) Transfer to any person or entity any rights to the Seller Assets other than the granting of end-user Software licenses;

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of Seller;

          (d) Amend or otherwise modify (or agree to do so), or materially violate the terms of the agreements set forth or described in any of the Schedules hereto;

          (e) Commence any litigation;

          (f) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate;

          (g) Sell, lease, license or otherwise dispose of any of its properties or Seller Assets other than the granting of end-user Software licenses;

          (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Seller or guarantee any debt securities of others;

          (i) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (j) Revalue any of the Seller Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

          (k) Enter into any strategic alliance or joint marketing arrangement or agreement;

          (l) Enter into any license agreement with respect to any intellectual property of any third party for the purpose of its use with the Intellectual Property;

          (m) Hire or fire any employees (and notice of all such hirings or firings shall be given to Buyer);

          (n) Declare or pay any dividend or distribution to the shareholders of PowerCerv or purchase, redeem or otherwise acquire or commit to acquire, directly or indirectly, any shares of capital stock of PowerCerv;

          (o) Amend the certificate of incorporation or by-laws of either PowerCerv or Subsidiary; or

          (p) Agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through (o) above, or take (or agree in writing to take) any other action that would prevent Seller from performing or cause Seller not to perform its covenants hereunder.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 Access to Information. Seller shall afford Buyer and its accountants, counsel and other representatives, full access during normal business hours upon reasonable prior notice during the period prior to the Closing Date to (a) all of Seller's properties, books, contracts, commitments and records, (b) the employees, customers and suppliers of Seller and (c) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Seller as Buyer may reasonably request. Seller agrees to maintain and retain any and all information regarding its business operations on or prior to the Closing Date necessary for Buyer to calculate the availability to it of future tax credits for research activities under Section 41 of the Code. Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements as promptly as practicable upon request. Buyer shall conduct its investigation of Seller in such a manner so as not to unreasonably interfere with Seller's conduct of the Business. No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

     5.2 Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 5.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law or this Agreement, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

     5.3 Expenses. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Transaction Expenses") incurred by Seller in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of and paid by Seller. Buyer shall pay for all of its Transaction Expenses.

     5.4 Public Disclosure. Unless otherwise required by law or this Agreement, prior to the Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by Seller or Buyer unless approved by the other party.

     5.5 Consents. Seller shall use its reasonable efforts to obtain any consents as may be required by the Assigned Contracts in connection with the Acquisition so as to transfer to Buyer all rights of Seller thereunder as of the Closing.

     5.6 Reasonable Commercial Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable commercial efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations: to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     5.7 Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller or Buyer, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date, and (ii) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.8  Additional Documents and Further Assurances; No Interference.

          (a) Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          (b) Following the Closing, ASA agrees to assist PowerCerv, at PowerCerv's expense, in PowerCerv's collection of any Accounts Receivable which are included in the Excluded Assets. ASA shall provide such assistance at mutually agreeable hourly rates.

     5.9 Tax Returns. Except for any Taxes which are expressly included in the Assumed Liabilities, Seller shall be responsible for and pay when due (i) all of Seller's Taxes attributable to or levied or imposed upon the Seller Assets relating or pertaining to the period (or that portion of any period) ending prior to the Closing Date and (ii) all Taxes attributable to, levied or imposed upon, or incurred in connection with the Seller's business operations prior to the Closing Date. Seller shall continue to timely file within the time period for filing, or any extension granted with respect thereto, all Returns required to be filed in connection with the Seller Assets and any portion of any such Returns connected therewith shall be true and correct and completed in accordance with applicable laws.

     5.10 Payment of Taxes. As of the Closing, Seller shall have (a) paid all Taxes it is required to pay as of such time and which are not being disputed by Seller in good faith pursuant to appropriate proceedings, and (b) withheld with respect to its employees, and paid to the appropriate taxing authority, all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld as of such time. Except for any Taxes which are expressly included in the Assumed Liabilities, all Taxes that become due or payable with respect to Seller's operation of the Business prior to the Closing Date shall be the responsibility of and shall be paid by Seller on a timely basis, and Seller shall be entitled to all tax benefits or credits arising out of such pre-closing operations.

     5.11 Employees. At least (10) days prior to the Closing, Buyer shall provide a written list to Seller setting forth any employees of Seller to whom Buyer does not intend to make offers of employment.

     5.12 Use of Name. Following the Closing Date, neither PowerCerv nor Subsidiary shall use the name "PowerCerv" or any variation thereof in connection with any enterprise software business, including but not limited to the development, marketing, sole licensing or service of enterprise software.

     5.13 Cooperation and Records Retention. Seller and Buyer shall (a) each provide the other with such assistance as may reasonably be requested by them in connection with the preparation of any tax return, statement, report, form or other document (hereinafter collectively a "Tax Return"), or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for taxes, (b) until the fifth anniversary of the Closing Date, each retain and provide the other, with any records or other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination, or any other reasonable business purpose or any other legal proceeding, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period.

     5.14 No Solicitation. Until the earlier of (a) the Closing or (b) the termination of this Agreement, each of PowerCerv and Subsidiary will not, and PowerCerv and Subsidiary shall each use its best efforts to cause all of their respective officers, directors, stockholders, agents, representatives and affiliates not to, directly or indirectly take any of the following actions with any party other than Buyer and its designees:

               (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or any portion of the Business or the Seller Assets or any capital stock of Seller;

               (ii) disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning Seller's business and properties or afford to any person or entity access to its properties, books or records;

               (iii) assist or cooperate with any person to make any proposal to purchase all or any part of the Seller Assets or Business or capital stock of each of PowerCerv and Subsidiary, other than selling products of Seller in the ordinary course of business; or

               (iv) enter into any agreement with any person providing for the acquisition of all or any portion of the Business, the Seller Assets or any capital stock of the each of PowerCerv and Subsidiary.

     Nothing herein shall prohibit PowerCerv's Board of Directors from taking and disclosing to its shareholders a position with respect to an unsolicited tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act; provided, however, that in the event that the position so taken and disclosed (a "Tender Offer Position") is not an unqualified opposition to the unsolicited tender offer, then PowerCerv may only take and disclose such position if, simultaneously with such action, PowerCerv terminates this Agreement pursuant to Section 8.1(f). Notwithstanding the provisions of this
Section 5.14, if an unsolicited Alternative Proposal (as defined herein) shall be received by the PowerCerv Board of Directors, then, to the extent the PowerCerv Board of Directors believes in good faith that such Alternative Proposal is reasonably capable of being consummated and would, if consummated, be reasonably likely to result in a transaction more favorable to its shareholders than the transaction contemplated by this Agreement (any such more favorable Alternative Proposal being referred to in this Agreement as a "Superior Proposal") and the PowerCerv Board of Directors determines in good faith and upon the advice of its legal counsel that it could reasonably be deemed necessary for the PowerCerv Board of Directors to further entertain and consider the Superior Proposal in order to comply with its fiduciary duties to shareholders under applicable law, PowerCerv may furnish information and afford access to the properties, books, or records of PowerCerv or Subsidiary to the party making such Superior Proposal and engage in negotiations with such party, and such actions shall not be considered a breach of this Section 5.14 or any other provisions of this Agreement; provided that in any event PowerCerv shall notify Buyer of the receipt of a Alternative Proposal and shall notify Buyer of any such determination by the PowerCerv Board of Directors and PowerCerv shall deliver to Buyer a true and complete copy of the Alternative Proposal (or summary of any oral proposal) received from such third party and all documents containing or referring to non-public information of PowerCerv that are supplied to such third party. An Alternative Proposal shall mean any offer or proposal for a merger or other business combination involving the Seller or the acquisition of 20% or more of the Seller's outstanding capital stock or a significant portion of the Seller's assets other than the transactions contemplated by this Agreement.

     The parties agree that irreparable damage would be caused to Buyer in the event the provisions of this Section 5.14 were not performed in accordance with their specific terms or were otherwise breached. Seller hereby agrees that in the event of any such breach or threatened breach, Buyer shall be entitled to injunctive relief and to specifically enforce the provisions of this Section
5.14 in any court having competent jurisdiction, in addition to any other remedy which Buyer may have at law or equity.

     5.15 Filings; Other Actions; Notification. PowerCerv shall as promptly as practicable, following the execution of this Agreement with the assistance and cooperation of Buyer, prepare and file with the SEC, a proxy statement and any required amendment or supplement thereto (the "Proxy Statement"), which shall include the recommendation of the Board of Directors of PowerCerv that shareholders of PowerCerv vote in favor of the approval and adoption of this Agreement and the written opinion of the Financial Advisor that the consideration to be received by the Seller pursuant to this Agreement is fair from a financial point of view. PowerCerv and Buyer shall use all reasonable efforts to have the Proxy Statement respond to any comments made by the SEC with respect to the preliminary Proxy Statement as promptly as practicable after receipt of such comments, and promptly thereafter mail the Proxy Statement to the shareholders of PowerCerv. PowerCerv will notify the Buyer promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, PowerCerv will promptly inform the Buyer of such occurrence. PowerCerv will provide the Buyer and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any amendment or prior to filing such with the SEC. The Seller will cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time.

     5.16 Meeting. PowerCerv will take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of its Shares (the "Shareholder Meeting") as promptly as practicable after the Proxy Statement is available for mailing, to consider and vote upon the approval of this Agreement. The Proxy Statement shall include a statement that the Board of Directors of PowerCerv approved this Agreement and recommended that the shareholders of PowerCerv vote in favor of this Agreement, and PowerCerv shall use all reasonable and customary efforts to solicit such approval, subject to the right of PowerCerv's Board of Directors to withdraw or modify its recommendation to the extent it determines in good faith and upon the advice of its legal counsel that such action is necessary to comply with its fiduciary duties under applicable law; provided, however, that:

          (a) The PowerCerv Board of Directors may only withdraw its recommendation if, simultaneously with such withdrawal, PowerCerv terminates this Agreement pursuant to Section 8.1(f); and

          (b) In the event that the PowerCerv Board of Directors modifies its recommendation and the shareholders of PowerCerv do not approve the Acquisition at the Shareholder Meeting prior to December 31, 2002, then PowerCerv shall pay to ASA the Termination Payment [as defined in Section 8.1(f)].

     5.17 Cincom . In the event that during the six month period following the Closing, Buyer enters into a license or other agreement with Cincom Systems, Inc. ("Cincom"), on terms satisfactory to Buyer in its sole discretion, pursuant to which Cincom licenses or otherwise obtains the rights to use or acquires any portion of the Software, then Buyer shall pay, as additional consideration for the Seller Assets, 60% of all Net License Fees received by Buyer from Cincom during the six (6) month period following the Closing. For purposes of this
Section 5.17, "Net License Fees" shall mean license or similar fees actually received by Buyer, net of all expenses incurred by Buyer in entering into and fulfilling Buyer's obligations pursuant to such agreement with Cincom, all determined on the cash basis of accounting.


                                   ARTICLE VI
                          CONDITIONS TO THE ACQUISITION

     6.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

     6.2 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

          (a) Representations, Warranties and Covenants. The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and Buyer shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

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
          (b) Certificate of Buyer. Seller shall have been provided with a certificate duly executed on behalf of Buyer to the effect that, as of the Closing Date:

               (i) all representations and warranties made by Buyer in this Agreement are true and complete in all material respects; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by Buyer on or before such date have been so performed in all material respects.

          (c) Governmental Approvals. Any and all consents, waivers and approvals required from any governmental entity deemed necessary by Seller to effect the Acquisition shall have been timely obtained.

          (d) Legal Opinion. Seller shall have received the opinion of Epstein Becker & Green, P.C., counsel to the Buyer and ASA, in form and substance reasonably satisfactory to Seller and its counsel, regarding the legal existence and authority of the Buyer and ASA, and the due authorization, execution and delivery by, and enforceability of, the Agreement with respect to the Buyer and ASA.

          (e) No Material Adverse Changes. There shall not have ocurred any material adverse change in the business of the Buyer.

     6.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

          (a) Representations, Warranties and Covenants. The representations and warranties of Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and Seller shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

          (b) Certificate of Seller. Buyer shall have been provided with a certificate executed on behalf of each of PowerCerv and Subsidiary by its Chief Executive Officer to the effect that, as of the Closing Date:

               (i) all representations and warranties made by Seller in this Agreement are true and complete in all material respects; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by Seller on or before such date have been so performed in all material respects.

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
          (c) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the Business, the Seller Assets or financial condition of Seller or Buyer.

          (d) Third Party Consents. Seller shall have obtained and provided Buyer any and all consents, waivers, and approvals required from third parties relating to the Assigned Contracts so as to assign all rights of Seller thereunder to Buyer as of the Closing, except such consents, waivers and approvals, the failure of which to obtain would not constitute a Seller Material Adverse Effect.

          (e) Governmental Approvals. Any and all consents, waivers and approvals required from any governmental entity deemed necessary by Buyer to effect the Acquisition shall have been timely obtained.

          (f) No Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Seller Assets, or limiting or restricting Buyer's conduct or operation of the Business (or its own business) following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

          (g) No Material Adverse Changes. Since the date of this Agreement there shall not have occurred any event or development that would reasonable be expected to have a Seller Material Adverse Effect, provided, however, that none of the following shall be deemed to constitute and none of the following shall be taken into account in determining whether there has been or will be a Seller Material Adverse Effect: (A) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any shareholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein; or (B) the increase or decrease in the Seller's stock price or trading volume; or (C) a decrease in the Seller's revenues unless such revenues are less than $1.1 million for the two fiscal quarters prior to the Closing; provided, however, that if Buyer does not notify Seller within three (3) business days of Seller notifying Buyer that such revenues were less than $1.1 million for the two fiscal quarters prior to the Closing, that Buyer does not intend to consummate the transactions contemplated by this Agreement, then the Buyer shall be deemed to have waived the closing condition set forth in this Section 6.3(g)(C).

          (h) Employment and Non-competition Agreements. The individuals listed on Schedule 6.3 (h) must have agreed to become employees of Buyer on mutually agreeable terms.

          (i) Third Party Rights. No third party shall have any right of any nature whatsoever (including, without limitation, any right to receive royalty payments) in respect of any of the Seller Assets, except as stated in Schedule 6.3(i).

          (j) Shareholder Approval. The shareholders of PowerCerv shall have approved the Acquisition at the Shareholder Meeting.

          (k) Agreement Not to Compete. Seller shall have entered into an Agreement Not to Compete with Buyer in the form attached hereto as Exhibit F.

          (l) No Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby, the Seller Assets or the Business.

          (m) Legal Opinion. Buyer shall have received the opinion of Broad and Cassel, counsel to the Seller, in form and substance reasonably satisfactory to Buyer and its counsel, regarding the legal existence and authority of the Seller, and the due authorization, execution and delivery by, and enforceability of, the Agreement with respect to the Seller .

          (n) Pledge Agreement. The Stockholder shall have consented to the assignment by PowerCerv to ASA of the Stockholder Note and the Stock Pledge and Security Agreement and Escrow Agreement, each dated as of August 31, 2001 between PowerCerv and Stockolder, on terms acceptable to ASA; provided, however, that if the Stockholder does not so consent, then Buyer shall have the right to reject the Stockholder Note and treat the Stockholder Note as an Excluded Asset.


                                   ARTICLE VII
        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY AND ESCROW

     7.1 Survival of Representations and Warranties. Seller's and Buyer's respective representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Acquisition and continue until six (6) months following the Closing Date (the "Expiration Date").

     7.2  Seller Indemnity.

          (a) Seller Indemnity. Seller agrees to defend, indemnify and hold Buyer, ASA and their respective officers, directors and affiliates (the "Indemnified Parties") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation, (hereinafter individually a "Loss" and collectively "Losses") incurred by Buyer, ASA or their respective officers, directors, or affiliates directly or indirectly which exceed in the aggregate $20,000, as a result of (i) any inaccuracy or breach of a representation or warranty of Seller contained in this Agreement, or (ii) any failure by the Company to perform or comply with any covenant contained in this Agreement, or
(iii) any amount due under the Stockholder Note which is not paid when due. For purposes of this Agreement, "Indemnity Matter" shall mean any matter for which any Indemnified Party is entitled to indemnification pursuant to this Section 7.2(a). With respect to claims for Losses, Buyer may not set-off the amount of such Losses against amounts due pursuant to the Note as provided in Section 7.6, unless and until Officer's Certificates (as defined in paragraph (b) below) identifying Losses in the aggregate exceeding $20,000 (the "Basket Amount") have been delivered to the Seller as provided in paragraph (e) below, in which case Buyer shall be entitled to recover only those Losses exceeding the Basket Amount. The Basket Amount shall not apply to the Purchase Price Adjustment.

          (b) Claims. Subject to subsection (c) below, ten (10) days after receipt by the Seller at any time on or before the Expiration Date of (X) a certificate signed by any officer of Buyer (an "Officer's Certificate"): (i) stating that Buyer has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses with respect to an Indemnity Matter, and
(ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (iii) a request that the Seller deliver to Buyer the relevant dollar amount, or (Y) the Purchase Price Adjustment Notice, the Seller shall deliver to Buyer within five (5) days, the dollar amount with a value equal to such Losses or as set forth in the Purchase Price Adjustment Notice, but only to the extent that such amounts have not been set-off against the Note pursuant to Section 7.6.

          (c) Objections to Claims. Seller may object in a written statement to the claim made in any Officer's Certificate or Purchase Price Adjustment Notice, provided such statement shall have been delivered to the Buyer prior to the expiration of the ten (10) day period following Seller's receipt of such certificate or notice; and further provided that any objection to the Purchase Price Adjustment Notice may object solely to the proper preparation of the Closing Balance Sheet in the form set forth in Schedule 1.3, the Seller acknowledging and agreeing that the Seller may not object to Buyer's rejection of specific assets or liabilities pursuant to Section 1.1 and 1.3, which shall be in Buyer's sole discretion.

          (d) Resolution of Conflicts; Arbitration.

               (i) In case Seller shall object in writing to any claim or claims made in (A) any Officer's Certificate or (B) the Purchase Price Adjustment Notice, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

               (ii) If no such agreement can be reached within twenty (20) days of Buyer's receipt of Seller's objection, then such dispute shall be submitted for arbitration unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Buyer and Seller. In the event that within thirty (30) days after submission of any dispute to arbitration, Buyer and Seller cannot mutually agree on one arbitrator, Buyer and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate or Purchase Price Adjustment Notice shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

               (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Boston, Massachusetts, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

     7.3 Buyer Indemnity. Buyer shall indemnify and hold Seller and its officers, directors and affiliates (the "Seller Parties") harmless against all Losses incurred by them directly or indirectly which exceed in the aggregate $20,000 as a result of (i) any inaccuracy or breach of a representation or warranty or Buyer contained in this Agreement, or (ii) any failure by Buyer to perform or comply with any covenant contained in this Agreement.

     7.4 Third Party Claims. In the event that a party seeking indemnity pursuant to this Agreement ("Indemnitee") shall become aware of a third-party claim with respect to any matter as to which the other party ("Indemnitor") has agreed to indemnify Indemnitee under the provisions of this Agreement (a "Third Party Claim"), Indemnitee shall give notice thereof in writing to Indemnitor together, in each instance, with a statement of such information respecting such Third Party Claim as Indemnitee shall then have. Upon notice by Indemnitor of its request to contest a Third Party Claim delivered to Indemnitee within twenty
(20) calendar days from the date of receipt by Indemnitor of notice of the Third Party Claim, Indemnitor, may assume the right to contest and defend by all appropriate legal or other proceedings the Third Party Claim with respect to which it has been called upon to indemnify Indemnitee under the provisions of this Agreement. If Indemnitor assumes such defense, Indemnitee shall have the right to participate in, but not control, the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Indemnitor. If Indemnitor shall have assumed the defense of any claim, Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such claim without Indemnitor's prior written consent. In no event may Indemnitee settle any claim without the written consent of Indemnitor.

     7.5 Limitation. Notwithstanding anything else in this Agreement, (a) except as provided herein, no claim for indemnification may be made by an Indemnified Party more than six (6) months following the Closing Date and (b) the maximum amount of losses for which Seller shall be liable pursuant to
Section 7.2 shall be equal to the Purchase Price (as adjusted pursuant to Section 1.3).

     7.6 Right of Set-Off. Buyer shall have the right to set-off against and deduct from any amounts due to Seller pursuant to the Note, the amount of any claims for indemnification which are the subject of any Officer's Certificate, and the amount of any decrease in the Purchase Price set-forth in the Purchase Price Adjustment Notice, and the principal balance of the Note shall be adjusted to reflect the amounts set-off against the Note (the "Adjusted Principal Balance"); provided, however, that in the event that Seller objects in writing to any claim or notice in accordance with the provisions of Section 7.2(c), then, upon the resolution of any such dispute pursuant to Section 7.2(d), Buyer shall pay to Seller, without interest, any amount deducted from any amounts due to Seller in excess of the amount determined to be owed to Buyer pursuant to
Section 7.2. Such excess amount, if any, shall be payable upon the later of the Maturity Date (as defined in the Note) or ten (10) days following the resolution of such dispute pursuant to Section 7.2(d).

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing
Date:

          (a) by mutual consent of Seller and Buyer;

          (b) by Buyer or Seller if: (i) through no fault of the terminating party, the Closing has not occurred by December 31, 2002; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

          (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of all or a material portion of the Business or the Seller Assets, or (ii) compel Buyer to dispose of or hold separate all or a portion of the Business or the Seller Assets or other businesses or Seller Assets of Buyer as a result of the Acquisition;

          (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within ten (10) business days after written notice to Seller (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by Seller if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within ten (10) business days after written notice to Buyer (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

          (f) by Seller or Buyer, if Seller's Board of Directors (i) takes a Tender Offer Position pursuant to Section 5.14 which is not an unqualified opposition to an unsolicited tender offer, or (ii) withdraws or modifies its recommendation pursuant to Section 5.16; provided however, in the event that this Agreement is terminated by either Seller or Buyer pursuant to this Section 8.1(f), the Company shall pay to the Buyer within two (2) business days after such termination, an amount equal to (x) all of the Buyer's expenses incurred in connection with this Agreement and the transactions contemplated hereby, and (y) a termination fee of $59,000 (collectively, the "Termination Payment"). The Seller acknowledges that the agreements contained in this Section 8.1(f) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Buyer would not enter into this Agreement; accordingly, if the Seller fails to pay the amounts required pursuant to Section 8.1(f) when due, the Seller shall pay to the Buyer its costs and expenses (including attorneys' fees) in connection with Buyer's collection of such amounts from Seller, together with interest at the rate of 18% per annum from the date such payment was required to be made.

     8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2, 5.3, 5.4 and Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Closing Date, Buyer on the one hand, and Seller, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party or parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party or parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties.

                                   ARTICLE IX
                         CERTAIN POST-CLOSING COVENANTS

     9.1  Schedule. Buyer and Seller agree that the matters set forth on
Schedule 9 shall be completed following the Closing as set forth therein.

                                    ARTICLE X
                               GENERAL PROVISIONS

     10.1 Attorneys' Fees. Subject to the provision of Section 7.2, if any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and expenses, including attorneys' fees and costs incurred in connection with such action, including the appeal of such action.

     10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Buyer or ASA , to:

              ASA International, Ltd. 10 Speen Street
              Framingham, MA 01701
              Attention: Alfred C. Angelone
              Telecopy No.: (508) 626-0644

              with a copy to:

              Epstein Becker & Green, P.C.
              111 Huntington Avenue
              Boston, MA  02199
              Attention:  Paul D. Broude, Esquire
              Telecopy No.:  (617) 342-4001

          (b) if to PowerCerv or Subsidiary to:
              PowerCerv Corporation
              400 North Ashley Drive, Suite 2675
              Attention: Marc J. Frattelo, President
              Tampa, Florida 33602

              Telecopy No.: (813) 222-0886

              with a copy to:
              Broad and Cassel
              201 South Biscayne Boulevard, Suite 3000
              Miami, Florida 33131
              Attention: Alberto De Cardenas, Esquire
              Telecopy No.: (561) 483-7321

     10.3 Interpretation. When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

     10.5 Entire Agreement. This Agreement and the Schedules and Exhibits hereto: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, unless expressly provided otherwise; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided; provided, however, that Buyer may assign this Agreement to either (i) a subsidiary of Buyer or ASA or (ii) any other party so long as the assignee agrees in writing to be bound by all of Buyer's obligations hereunder.

     10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.8 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties agree that, subject to the provisions of Section 7.2(g) hereof, the courts of the Commonwealth of Massachusetts and the federal courts located therein shall have exclusive jurisdiction over the resolution of any disputes between the parties, and each party waives any objections based on jurisdiction, venue, forum non conviens or similar matters, and consents to service of process as provided by the rules of the Commonwealth of Massachusetts.

     10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.10 No Additional Representations. The Buyer acknowledges that neither the Seller nor any other person or entity acting on behalf of Seller or any affiliate of Seller, has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business of the Seller except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in Schedules hereto.


     IN WITNESS WHEREOF, Buyer, ASA, PowerCerv, Subsidiary and Eastern Bank have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.




                    [Signatures appear on the following page]

                               PCV ACQUISITION, INC.


                               By:
                                   -------------------------------------------
                                   Alfred C. Angelone, President

                               WITH RESPECT TO ARTICLES III AND VII ONLY:

                               ASA INTERNATIONAL, LTD.


                               By:
                                   -------------------------------------------
                                   Alfred C. Angelone, Chief Executive Officer


                               POWERCERV CORPORATION


                               By:
                                   -------------------------------------------
                                   Marc J. Fratello, President

                               POWERCERV TECHNOLOGIES CORPORATION


                               By:
                                   -------------------------------------------

                                                                       EXHIBIT A
                                                                       ---------

                                 PROMISSORY NOTE


     $90,000
                                                              __________, 2002

     FOR VALUE RECEIVED, the undersigned, PCV Acquisition, Inc. a Delaware corporation ("Maker"), promises to pay to PowerCerv Corporation ("Payee"), the principal amount of Ninety Thousand Dollars ($90,000), plus interest thereon at a fixed rate equal to __ percent (__%) per annum [the minimum applicable federal rate]. Interest shall in all cases be calculated on the basis of actual days elapsed and a 365 day year.

     All outstanding principal and accrued interest hereunder shall be due and payable on or before __________, 2003 (the "Maturity Date").

     Any payments, including any prepayments, received by Payee on account of this Note prior to demand or acceleration shall be applied first, to any costs, expenses or charges then owed Payee by Maker, second, to accrued and unpaid interest, and third, to the unpaid principal balance, in inverse order of their maturities. Any payments so received after demand or acceleration shall be applied in such manner as Payee may, in its sole discretion, determine.

     Payee, at its option, may declare the entire unpaid balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable without demand, notice or protest (which are hereby waived) upon the occurrence of any one or more of the following events (each, an "Event of Default"): (a) the failure to pay principal or interest of this Note within fifteen (15) days of written notice from Payee to Maker given after the due date of such payment; or (b) an assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law by or against, Maker (and in the case of the filing of an involuntary petition against Maker, if the proceeding commenced by such filing is not dismissed within ninety (90) days of such filing).

     No delay or omission by Payee in exercising or enforcing any of Payee's powers, rights, privileges or remedies hereunder shall operate as a waiver thereof on that occasion or on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

     Maker will pay on demand all costs and expenses of collection, including reasonable attorneys' fees incurred or paid by Payee in enforcing this Note on default.

     This Note shall be binding upon Maker and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and representatives, and shall inure to the benefit of Payee and its successors, endorsees and assigns. This Note may not be amended except by an instrument in writing signed by Maker and Payee.

     This Note is being delivered pursuant to that certain Asset Purchase Agreement dated as of October 1, 2002 by and among Maker, Payee, ASA International Ltd., and PowerCerv Technologies Corporation (the "Purchase Agreement"), and is subject to the terms and conditions of the Purchase Agreement, including but not limited to the right of set-off set forth in
Article VII thereof.


     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


     IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the date first written above.



                                PCV ACQUISTION, INC.



                                By:
                                   -------------------------------------------



     ASA International Ltd. hereby guarantees the obligations of PCV ACQUISITION, INC. pursuant to this Note.



                               ASA INTERNATIONAL LTD.



                               By:
                                   -------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     This ASSIGNMENT AND ASSUMPTION AGREEMENT is made, executed and delivered as of the ___ day of ______________ 2002 by and between PCV Acquisition, Inc., a Delaware corporation (the "Buyer"), and PowerCerv Corporation, a Florida corporation ("PowerCerv"), and PowerCerv Technologies Corporation (the "Subsidiary", and together with PowerCerv, the "Seller").

                               W I T N E S S E T H

     WHEREAS, by Bill of Sale being executed and delivered by the Seller to the Buyer simultaneously herewith pursuant to an Asset Purchase Agreement between the Seller, the Buyer, and ASA International Ltd., dated October 1, 2002 (the "Agreement"), the Seller is selling, conveying, assigning, transferring and delivering to the Buyer or its assignee all of the Seller Assets (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement), for the consideration, in the amount and upon the terms and subject to the conditions contained in the Agreement; and

     WHEREAS, in consideration therefor, the Agreement requires that the Buyer undertake to assume and to agree to perform, pay or discharge the Assumed Liabilities.

     NOW, THEREFORE,

     1. The Seller hereby sells, conveys, assigns, transfers and delivers the Seller Assets and in consideration of such sale, conveyance, assignment, transfer and delivery, the Buyer hereby undertakes, assumes and agrees to perform, to the extent not heretofore performed, the Assumed Liabilities, as described in Section 1.1(c) of the Agreement.

     2. The assumption by the Buyer of an obligation of the Seller shall not be construed to defeat, impair or limit, in any way, any rights, or remedies of the Buyer to contest or dispute in good faith the validity or amount thereof.

     3. Other than as specifically set forth above, the Buyer assumes no liability of the Seller of any kind, character or description, including without limitation, liabilities based on tort, contract or other claims.

     4. Buyer agrees to defend, indemnify and hold Seller, and its directors, officers, stockholders, agents, employees or consultants, harmless against and in respect of any loss, cost, expense (including expenses of investigation), claim, liability, deficiency, judgment or damage, including reasonable legal and accounting fees and expenses incurred by Seller, its officers, directors, stockholders, agents, employees or consultants, by reason of Buyer's failure to satisfy or discharge in a timely manner any of the Assumed Liabilities. This provision does not affect Buyer's rights and remedies, including without limitation Buyer's indemnification rights pursuant to the Agreement.

     5. This Agreement shall be enforceable against and inure to the benefit of the successors and assigns of the Buyer and shall be enforceable against and inure to the benefit of the successors and assigns of the Seller.

     6. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflicts of law rules.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Buyer and the Seller as of the date first above written to be effective as of the ____ day of ______________, 2002.

                                      PCV ACQUISITION, INC.

                                      By:
                                         --------------------------------------


Attest:

By:
    --------------------------




                                      POWERCERV CORPORATION


                                      By:
                                         --------------------------------------

Attest:

By:
   ----------------------------




                                      POWERCERV TECHNOLOGIES CORPORATION

                                      By:
                                         --------------------------------------

Attest:

By:
   ----------------------------

                                                                       EXHIBIT C
                                                                       ---------

                 BILL OF SALE AND GENERAL ASSIGNMENT OF ASSETS


     KNOW ALL MEN AND WOMEN BY THESE PRESENTS THAT:

     PowerCerv Corporation, a Florida corporation and PowerCerv Technologies Corporation (collectively, "Seller"), pursuant to that certain Asset Purchase Agreement dated as of October 1, 2002 (the "Agreement"), by and between the Seller and PCV Acquisition, Inc., a Delaware corporation ("Buyer"), and ASA International Ltd., for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, convey, transfer, assign, set over and deliver to Buyer, its successors and assigns, all of Seller's right, title and interest in and to all of the Seller Assets. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

     TO HAVE AND TO HOLD all of the properties, assets and rights granted and transferred hereby, with the appurtenances thereof, unto Buyer, its successors and assigns forever, for their own use and benefit.

     For the consideration aforesaid, Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney or attorneys of Seller, with full power of substitution, for Seller and in its name and stead, or otherwise, but on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive from time to time, any and all properties hereby given, granted, bargained, sold, assigned, transferred, conveyed, set over, confirmed and delivered and give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute in the name of Seller or otherwise, but for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors or assigns, may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the properties hereby given, granted, bargained, sold, assigned, transferred, set over, conformed, delivered or conveyed, and to defend or compromise any or all actions, suits or proceedings in respect of any said properties and do all such acts and things in relation thereto as Buyer, its successors and assigns, shall deem advisable, Seller hereby declaring that the appointment made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by Seller in any manner and for any reason.

     Seller for itself and its successors and assigns, does hereby covenant with Buyer, its successors and assigns, that Seller and its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, bills of sale, transfers, assignments and conveyances, powers of attorney, conveying and confirming unto Buyer, its successors and assigns, all and singular, the properties hereby granted, sold, assigned, transferred, conveyed and delivered as Buyer, its successors or assigns, shall reasonably require, provided, however, that the Buyer, its successors and assigns shall prepare all necessary documentation in conformity with the terms and conditions of the Agreement at Buyer's expense.

     This Bill of Sale and General Assignment of Assets may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, PCV Acquisition, Inc., PowerCerv Corporation and PowerCerv Technologies Corporation have each caused this instrument to be signed in its name by its duly authorized officer to be effective as of the ___day of __________, 2002.


                                      PCV ACQUISITION, INC.

                                      By:
                                         --------------------------------------




                                      POWERCERV CORPORATION


                                      By:
                                         --------------------------------------




                                      POWERCERV TECHNOLOGIES CORPORATION

                                      By:
                                         --------------------------------------

                                  CERTIFICATION
                                  -------------


COMMONWEALTH OF MASSACHUSETTS    )
                                 ) ss.
COUNTY OF _________________      )

     On this ____ day of __________ 2002, before me, the undersigned, a Notary Public for the Commonwealth of Massachusetts, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing instrument as _________________ ___________ of the corporation named therein, and acknowledged to me that he executed the same as his voluntary act on behalf of such corporation with authority to do so for the purposes therein set forth.



                                              ---------------------------------
                                              Notary Public



My Commission expires:
                      ----------------------

                                                                       EXHIBIT D
                                                                       ---------

                            ASSIGNMENT OF TRADEMARKS


     WHEREAS, PowerCerv Corporation, and PowerCerv Technologies Corporation, each of which is a Florida corporation having its principal place of business at 400 North Ashley Drive, Suite 2675, Tampa, Florida 33602 (collectively "Assignor"), and the owners of the trademarks/service marks as listed on Schedule A attached hereto; and

     WHEREAS, PCV Acquisition, Inc., a Delaware corporation, having its principal place of business at 10 Speen Street, Framingham, Massachusetts ("Assignee"), is desirous of acquiring said trademarks/service marks together with the good will of the business with which said trademark/service marks are used and which are symbolized by said marks and any and all registrations and applications for registration of said marks;

     NOW, THEREFORE, be it known that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor has, subject to the penultimate paragraph hereof, assigned and by these presents, does hereby sell, transfer, convey and assign unto Assignee the entire right, title, and interest in and to said marks, all registrations and all applications for registration of said marks, including without limitation the right to recover for past infringement of said marks, and the good will of the business in connection with which said marks are used and which are symbolized by said marks.

     Assignor hereby covenants and represents that the execution, delivery and performance of this Trademark Assignment by Assignor has been duly and validly authorized by all necessary corporate action and this Trademark Assignment has been duly and validly executed and delivered by Assignor and constitutes a valid and legally binding agreement of Assignor, enforceable against Assignor in accordance with its terms. The execution, delivery and performance of this Trademark Assignment does not conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, injunction, decree, rule or regulation, or ruling of any court or governmental instrumentality, or the articles of incorporation, bylaws or resolutions of the Board of Directors of Assignor, or conflict with, constitute grounds for termination of or result in a breach of or constitute a default under any agreement, instrument, license or permit to which Assignor is or will be subject.

     Assignor hereby further covenants and agrees that Assignor will communicate to Assignee, its successors, legal representatives and assignees, any facts known to Assignor respecting said marks, and at Assignee's sole expense testify in any legal proceeding, sign all lawful papers, execute all applications for registration, make all rightful oaths, and generally do everything possible to aid the said Assignee, its successors, legal representatives and assigns, to obtain and enforce proper protection for said marks in all countries.

     Assignor and Assignee agree that, notwithstanding any other provision of this Trademark Assignment, this Trademark Assignment shall be effective on and after _________, 2002.

     IN WITNESS WHEREOF, this Assignment of Trademarks is executed at Boston, Massachusetts, this ____ day of ______________, 2002.

                                      POWERCERV CORPORATION


                                      By:
                                         --------------------------------------

Attest:

By:
   ----------------------------




                                      POWERCERV TECHNOLOGIES CORPORATION

                                      By:
                                         --------------------------------------

Attest:

By:
   ----------------------------

                                  CERTIFICATION
                                  -------------


COMMONWEALTH OF MASSACHUSETTS   )
                                ) ss.
COUNTY OF _________________     )

     On this ____ day of __________ 2002, before me, the undersigned, a Notary Public for the Commonwealth of Massachusetts, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing instrument as _________________ ___________ of the corporation named therein, and acknowledged to me that he executed the same as his voluntary act on behalf of such corporation with authority to do so for the purposes therein set forth.


                                              ---------------------------------
                                              Notary Public



My Commission expires:
                      ----------------------

                     SCHEDULE A to Assignment of Trademarks

                                                                       EXHIBIT E
                                                                       ---------

                            ASSIGNMENT OF COPYRIGHTS


     WHEREAS, PowerCerv Corporation, and PowerCerv Technologies Corporation, each of which is a Florida corporation having its principal place of business at 400 North Ashley Drive, Suite 2675, Tampa, Florida 33602 (collectively, "Assignor"), owns all right, title and interest in original works (whether regarded as literary works or computer programs under applicable law) relating to certain products designed and manufactured by Assignor, including, but not limited to, those listed on Schedule A attached hereto (collectively, the "Work");

     WHEREAS, PCV Acquisition, Inc., a Delaware corporation having its principal place of business at 10 Speen Street, Framingham, Massachusetts ("Assignee"), desires to obtain the entire right, title, and interest in, to and under the Work including the copyright(s) thereof;

     NOW, THEREFORE, for good and valuable consideration paid by the Assignee to the Assignor simultaneously herewith, pursuant to that certain Asset Purchase Agreement dated as of October 1, 2002 (the "Agreement"), receipt of which is hereby acknowledged by the Assignor, and for other good and valuable consideration, the said Assignor, subject to the penultimate paragraph hereof;

     Assignor hereby assigns, transfers and sets over unto the Assignee the entire right, title, and interest in and to the Work, the entire right, title and interest in and to any and all statutory or common law copyrights or copyright registrations covering the Work, including: any and all renewals and extensions of those copyrights that may be secured under the laws now or hereafter in force in the United States and throughout the world; any and all causes of action heretofore accrued in the Assignor's favor for infringement of the aforesaid copyright(s); and any and all rights, including but not limited to, the rights to reproduce the Work in copies or other embodiment; to prepare derivative works based upon the Work; to distribute copies or other embodiments of the Work to the public by sale or other transfer of ownership, or by rental, lease or lending; to perform the Work publicly; and to display the Work publicly;

     To have and to hold the same unto the Assignee, its successors, legal representatives and assigns, for and during the existence of all copyright(s) and any and all renewals and extensions thereof absolutely and forever; and Assignor hereby authorizes and requests the Register of Copyrights of the United States, and any official of any country or countries foreign to the United States, and any official of any country or countries foreign to the United States, whose duty it is to issue copyright registrations or similar indicia of copyright, to issue such copyright, registrations for said Work to Assignee, its successors, legal representatives and assigns.

     Assignor hereby covenants and represents that the execution, delivery and performance of this Copyright Assignment by Assignor has been duly and validly authorized by all necessary corporate action and this Copyright Assignment has been duly and validly executed and delivered by Assignor and constitutes a valid and legally binding agreement of Assignor, enforceable against Assignor in accordance with its terms. The execution, delivery and performance of this Copyright Assignment does not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, injunction, decree, rule or regulation, or ruling of any court or governmental instrumentality, or the articles of incorporation, bylaws or resolutions of the Board of Directors of Assignor, or conflict with, constitute grounds for termination of or result in a breach of or constitute a default under any agreement, instrument, license or permit to which Assignor is or will be subject.

     Assignor hereby covenants and agrees that Assignor shall forthwith upon Assignee's written request and at Assignee's sole expense take any and all steps and execute, acknowledge, and deliver to the Assignee any and all further instruments and assurances necessary or expedient in order to vest the aforesaid Work and copyright(s) and causes of action more effectively in the Assignee.

     Assignor hereby further covenants and agrees that Assignor will communicate to the Assignee, its successors, legal representatives and assigns, any facts known to Assignor respecting said Work and said copyright(s), and at Assignee's sole expense testify in any legal proceedings, sign all lawful papers, execute all copyright applications and copyright renewal applications, make all rightful oaths, and generally do everything possible to aid the said Assignee, its successors, legal representatives and assigns, to obtain and enforce proper copyright protection for said Work in all countries.

     Assignor hereby constitutes and appoints the Assignee its true and lawful attorney-in-fact with full power of substitution, in Assignor's name and stead, but for the Assignee's benefit, to take any and all steps (including proceeding at law, in equity or otherwise), and to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest the aforesaid Work and copyright(s) and causes of action more effectively in the Assignee, or to protect the same, or to enforce any claim or right of any kind with respect thereto. The Assignor hereby declares that the foregoing power is coupled with an interest and is irrevocable.

     Assignor and assignee agree that, notwithstanding any other provision of this Copyright Assignment, this Copyright Assignment shall be effective on and after ___________, 2002.

     IN WITNESS WHEREOF, this Assignment of Copyrights is executed at Boston, Massachusetts, this ___ day of ____________, 2002.

                                      POWERCERV CORPORATION


                                      By:
                                         --------------------------------------

Attest:

By:
   ----------------------------




                                      POWERCERV TECHNOLOGIES CORPORATION

                                      By:
                                         --------------------------------------

Attest:

By:
   ----------------------------

                                  CERTIFICATION
                                  -------------

COMMONWEALTH OF MASSACHUSETTS   )
                                ) ss.
COUNTY OF SUFFOLK               )


     On this ____ day of __________, 2002, before me, the undersigned, a Notary Public for the Commonwealth of Massachusetts, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing instrument as __________________ __________________ of the corporation named therein, and acknowledged to me that he executed the same as his voluntary act on behalf of such corporation with authority to do so for the purposes therein set forth.



                                              ---------------------------------
                                              Notary Public



My Commission expires:
                      ----------------------

                     SCHEDULE A to Assignment of Copyrights

                                                                       EXHIBIT F
                                                                       ---------

                            NON-COMPETITION AGREEMENT
                            -------------------------

     This NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of _________ by and between PCV Acquisition, Inc., a Delaware corporation ("Buyer") and PowerCerv Corporation and PowerCerv Technologies Corporation, each a Florida corporation (collectively, "Seller"). This Agreement is being entered into pursuant to Section 6.3(k) of that certain Asset Purchase Agreement of even date by and among Buyer, ASA International, Inc. ("ASA"), and Seller (the "Purchase Agreement"), and the consideration contained therein applies for this Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     Seller agrees that for a period of four (4) years from the date hereof, Seller shall not directly or indirectly:

          (a) Call upon, divert, influence or solicit, or attempt to call upon, divert, influence or solicit any employee or customer of Buyer or ASA;

          (b) Divulge any names and addresses of any information concerning any employee or customer of Buyer or ASA;

          (c) Disclose any information or knowledge relating to Buyer or ASA, including Buyer's or ASA's methods of conducting business, to any person, persons, firms, corporations, or other entities unaffiliated with Buyer or ASA for any reason or for any purpose whatsoever;

          (d) Carry on, or own, manage, operate, control, be employed by, at any level, participate in or be connected in any manner with any person, firm or corporation which carries on, business in direct competition with Buyer or ASA. For the purpose of this agreement, the term "in direct competition" shall mean any person, firm or corporation selling business enterprise software.

     Seller further agrees that for a period of two (2) years form the date hereof, Seller shall not hire nor solicit for employment nor induce to cease employment with Buyer or ASA, any employee of Buyer or ASA.

     The restrictive covenants contained herein are intended to apply throughout the world.

     Seller acknowledges that the restrictions contained herein, in view of the nature of the business in which Buyer or ASA is engaged, are reasonable and necessary in order to protect the legitimate interests of Buyer or ASA, and that any violation thereof could result in irreparable injuries to Buyer or ASA. Seller acknowledges that, in the event of a breach or threatened breach of the restrictions herein, Buyer shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining Seller from any violation of the foregoing.

     Nothing herein shall be construed as prohibiting Buyer or ASA from pursuing any other remedies available for such breach or threatened breach, including recovery of damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, from Seller.

     Seller acknowledges its intention that Buyer or ASA shall have the broadest possible protection of the value of the business of Buyer or ASA in the trade area set forth above consistent with public policy, and it will not violate the intent of the parties if any court of competent jurisdiction should determine, in an appropriate decree, that, consistent with established precedent of the forum state, the public policy of such state requires a more limited restriction in geographical area or duration of the aforesaid covenant.

     This Agreement shall be enforceable against and inure to the benefit of the successors and assigns of the Buyer or ASA and shall be enforceable against and inure to the benefit of the successors and assigns of the Seller.

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflicts of law rules.

     This Agreement may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, PCV Acquisition, Inc. PowerCerv Corporation and PowerCerv Technologies Corporation have each caused this instrument to be signed in its name by its duly authorized officer to be effective as of the date first above written.


                                      PCV ACQUISITION, INC.

                                      By:
                                         --------------------------------------



                                      POWERCERV CORPORATION

                                      By:
                                         --------------------------------------




                                      POWERCERV TECHNOLOGIES CORPORATION

                                      By:
                                         --------------------------------------